U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                        FORM 8-K

                                    CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 22, 2002

                               FREESTAR TECHNOLOGIES
             (Exact name of registrant as specified in its charter)

                                        Nevada
              (State or jurisdiction of incorporation or organization)

                                        0-28749
                              (Commission File Number)

                                     88-0446457
                      (I.R.S. Employer Identification Number)

         1140 Avenue of The Americas, 10th Floor, New York, New York 10036
                      (Address of principal executive offices)

                    Registrant's telephone number:  (809) 732-5911

Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo, Dominican Republic
     (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     (a) Effective on March 22, 2002, the Registrant has relocated its executive offices to 1140 Avenue of The Americas, 10th Floor, New York, New York 10036; telephone: (646) 728- 2358.

     (b) On January 24, 2002, Paul Egan, president of the Registrant, was named in a complaint filed in the Orange County California Superior Court, Centralized Escrow Services, Inc., as trustee for certain shareholders of Freestar Technologies, Inc., and Meridian Capital Credit, Inc. v. Paul Egan, an individual and in his capacity as president of Freestar Technologies, Inc., et al., Case No. 02CCO2017. This complaint alleges causes of action for fraud and deceit, breach of fiduciary duty, breach of written contract, breach of oral contract, specific performance, and injunctive relief in connection with a Rule 504 offering of common stock conducted by the former management of the Registrant. Mr. Egan disputes the claim and believes such claims to be spurious. Mr. Egan intends to defend himself vigorously and through counsel he has filed a demurrer and a motion to strike, both of which are scheduled to be heard by the Court on May 8, 2002.

     Effective on April 23, 2002, the Registrant has cancelled certificates representing 6,667,000 restricted shares of common stock issued in connection with this Rule 504 offering (these certificates were in the possession of the company). These shares were originally issued on June 11, 2001 to Meridian Capital Credit. The Registrant has recently determined that these shares were improperly issued and, as a result, must be cancelled. The certificates representing the issued shares were broken-up into the following certificates (which have now been cancelled):

1.  Meridian Capital Credit Inc.: 750,010 shares.

2. Centralized Escrow as trustee for the following persons (394,466 shares each): David Chasco, Kyung Hee Cho, Esther Chung, Sam Kuan Kwok, Daphne Piazza, Mark Piazza, Chas Reeder, Chang Hwan Rhee, Mark Roser, Wing Den To, Kit Yee To, Houng Mou Yang, Chin Chin Yang, Syan Ping Yang, and Ed Weiss.

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Freestar Technologies


Dated: April 24, 2002                       By: /s/ Paul Egan
                                            Paul Egan, President